UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-5965	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois, 60603

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 6, 2015, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Donald Thompson as a director of the Corporation and The Northern Trust Company, the Corporation’s principal subsidiary. The Board of Directors has not yet determined the committees of the Board to which Mr. Thompson will be named.

Mr. Thompson will participate in the Corporation’s non-employee director compensation program. Effective January 1, 2015, non-employee directors of the Corporation receive an annual retainer of $220,000 for their service, paid 50% in cash and 50% in restricted stock units. Non-employee directors serving as the Chair of any Board committee receive an additional $15,000 annually, directors serving on the Audit Committee (including the Chair) receive an additional $5,000 annually, and the lead director receives an additional $25,000 annually. On March 6, 2015, Mr. Thompson was granted 213 restricted stock units, representing a prorated portion of the annual restricted stock unit grant made to non-employee directors at the Corporation’s 2014 Annual Meeting of Stockholders. These restricted stock units will vest on April 21, 2015, the date of the Corporation’s 2015 Annual Meeting of Stockholders. Mr. Thompson also is eligible to participate in the Northern Trust Corporation 1997 Deferred Compensation Plan for Non-Employee Directors.

Item 8.01.	Other Events.

On March 9, 2015, the Corporation issued a press release announcing the election of Mr. Thompson to the Board of Directors of the Corporation and The Northern Trust Company. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Dated: March 9, 2015	By:	/s/ Stephanie S. Greisch
		Name:	Stephanie S. Greisch
		Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release of Northern Trust Corporation, dated March 9, 2015